UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2010

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33824	26-0508760
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 26, 2010, Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), held its 2010 annual meeting of stockholders (the “Annual Meeting”). The voting results of the Annual Meeting were as follows:

(1) Proposal One: To elect two (2) directors to the Board of Directors of the Company to serve for a three year term and until their successors are duly elected and qualified. Each director was elected as follows:

Name	For	Withhold	Broker Non-Votes
Cathy Hendrickson	33,693,977	639,499	3,589,675
Stanley R. Zax	34,239,499	93,977	3,589,675

(2) Proposal Two: To amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of common stock which the Company is authorized to issue from 80,000,000 shares to 125,000,000 shares. Proposal two was approved as follows:

For	Against	Abstain
37,827,413	95,259	479

(3) Proposal Three: To approve the issuance of shares of common stock upon conversion of Series A Preferred Stock in accordance with applicable New York Stock Exchange Rules. Proposal three was approved as follows:

For	Against	Abstain	Broker Non-Votes
34,314,494	14,795	4,187	3,589,675

(4) Proposal Four: To ratify the appointment of KPMG LLP as the Company’s independent auditors for the 2010 fiscal year. The appointment of KPMG LLP was ratified as follows.

For	Against	Abstain
37,903,908	1,508	17,735

On August 27, 2010, the Company issued a press release announcing the voting results of the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

Dated: August 27, 2010	By:	/S/ WILLIAM MCMORROW

	Name:	William McMorrow
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release